Exhibit 1.1
6,000,000 Shares
VIASAT, INC.
COMMON STOCK (PAR VALUE $0.0001 PER SHARE)
UNDERWRITING AGREEMENT
March 25, 2010

March 25, 2010
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010
Acting severally on behalf of themselves
and the several Underwriters named in
Schedule II hereto
Ladies and Gentlemen:
     ViaSat, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as Managers (the “Managers”) and certain shareholders of the Company (the “Selling Stockholders”) named in Schedule I hereto severally propose to sell to the several Underwriters, an aggregate of 6,000,000 shares of the common stock, par value $0.0001 per share, of the Company (the “Firm Shares”), of which 2,727,273 shares are to be issued and sold by the Company and 3,272,727 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder’s name in Schedule I hereto.
     The Company and the Selling Stockholders also propose to issue and sell to the several Underwriters not more than an additional 900,000 shares of the common stock, par value $0.0001 per share, of the Company (the “Additional Shares”), of which up to 446,689 shares are to be issued and sold by the Company and up to 453,311 shares are to be sold by the Selling Stockholders, which shall be allocated among the Sellers in the same proportion as the Firm Shares sold by the Company and each Selling Stockholder, if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof; provided that, when all Additional Shares being offered by the Selling Stockholders have been purchased as a result of giving effect to the pro rata allocation of such Additional Shares among the Sellers, any remaining Additional Shares to be purchased shall be purchased from the Company. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.0001 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Stockholders are hereinafter sometimes collectively referred to as the “Sellers.”
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3 (File No. 333-165606) relating to certain securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; the related prospectus covering the Shelf Securities dated March 22, 2010 in the form included in the Registration Statement as of its effective date is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus” and the term “preliminary prospectus” means any preliminary form of the Prospectus.
     For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and the pricing information set forth in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Prospectus, the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.
     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules

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and regulations of the Commission thereunder, provided that with respect to the Company’s report on Form 8-K/A filed January 27, 2010, this representation and warranty refers to the corrected version of such Form 8-K filed on Form 8-K/A on February 25, 2010, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.
     (c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.
     (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good

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standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (e) Each “significant subsidiary” of the Company (as defined in Rule 405 under the Securities Act) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each significant subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or through subsidiaries by the Company, free and clear of all liens, encumbrances, equities or claims, except as is otherwise disclosed in the Time of Sale Prospectus.
     (f) This Agreement has been duly authorized, executed and delivered by the Company.
     (g) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.
     (h) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.
     (i) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights, and the sale of such Shares hereunder will not violate the Registration Rights Agreement dated December 15, 2009, entered into by the Company in connection with its acquisition of WildBlue Holding, Inc. (the “Registration Rights Agreement”) or any other agreement to which the Company is a party or to which the Company is subject providing for registration rights.
     (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the Company or (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except, in the case of (i) and (iii), as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no

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consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, and except (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, (y) such as have already been obtained for the registration of the Shares under the Securities Act and (z) as may be required by the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”).
     (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.
     (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings described in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (m) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
     (n) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
     (o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not,

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singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (q) The Company and its subsidiaries are insured against such losses and risks and in such amounts as in management’s judgment are prudent; and except as would not reasonably be expected to have a material adverse effect, neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.
     (r) Other than the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
     (s) Neither the Company nor any of its subsidiaries, nor any director, officer, or, to the Company’s knowledge, any affiliate, agent, employee or representative of the Company or of any of its subsidiaries, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; the Company and its subsidiaries and, to the Company’s knowledge, its affiliates, have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws; in each case except for any action taken by WildBlue Holding, Inc. and any subsidiary thereof prior to the date of their acquisition by the Company. The Company has no knowledge of any such action that would contravene this paragraph (s) by WildBlue Holding, Inc. and any subsidiary thereof prior to the date of their acquisition by the Company.
     (t) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements and the applicable anti-money laundering statutes of jurisdictions

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where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), in each case except for any action taken by WildBlue Holding, Inc. and any subsidiary thereof prior to the date of their acquisition by the Company. The Company has no knowledge of any such action that would contravene this paragraph (t) by WildBlue Holding, Inc. and any subsidiary thereof prior to the date of their acquisition by the Company. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (u) (i) Neither the Company nor any of its subsidiaries nor any director, officer, or, to the knowledge of the Company, any employee, agent, affiliate or representative of the Company, is an individual or entity (“Person”) that is the subject of any sanctions (“Sanctions”) administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”).
          (ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
     (v) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (w) The Company has established and maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (x) The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable

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assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, there are no material weaknesses in the Company’s internal controls, and there has not been any change in the Company’s internal controls since January 1, 2010 that would reasonably be expected to have a material adverse effect on such controls.
     (y) The consolidated financial statements of the Company and the related notes thereto included or incorporated by reference in the Time of Sale Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and their respective consolidated results of operations and their respective consolidated cash flows for the periods specified, subject, in the case of the quarterly financial statements, to normal, recurring year-end adjustments (except as may be indicated in the notes thereto or, in the case of the quarterly financial statements, as may be permitted by the Commission under Form 10-Q under the Exchange Act); such financial statements of the Company have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except to the extent disclosed therein; the other financial information of the Company and its consolidated subsidiaries included or incorporated by reference in the Time of Sale Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Time of Sale Prospectus has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Time of Sale Prospectus.
     (z) Except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole: (i) the Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof; (ii) the Company and each of its subsidiaries have paid all taxes due and owing thereon, other than those being contested in good faith and for which adequate reserves have been created, and (iii) no tax deficiency has been determined adversely against the Company or any of its subsidiaries (nor does the Company nor any of its subsidiaries have any knowledge of any such tax deficiency).
     2. Representations and Warranties of the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to and agrees with each of the Underwriters that:

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     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.
     (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, will not contravene (i) any provision of applicable law, or (ii) the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or (iii) any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder and except in the case of (i) and (iii) where such contravention would not, singly or in the aggregate, have a material adverse effect the power and ability of the Selling Stockholder to perform its obligations under this Agreement (a “Seller Material Adverse Effect”). No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, and except for any consents, approvals, authorizations, orders or qualifications, the absence of which would not, singly or in the aggregate, have a Seller Material Adverse Effect.
     (c) Such Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Stockholder. The valid title of such Selling Stockholder shall be free and clear of all security interests, claims, liens, equities or other encumbrances, except, with respect to the Shares being sold by Intelsat USA Sales Corp., for any security interests, claims, liens, equities or other encumbrances that shall be released upon the sale to the Underwriters of the Shares to be sold by Intelsat USA Sales Corp. Such Selling Stockholder has the legal right and power and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder or a security entitlement in respect of such Shares.
     (d) Each Selling Stockholder has delivered to the Company’s transfer agent and registrar for the Common Stock, Computershare Trust Company, N.A. (the “Transfer Agent”), certificates representing the Shares being sold by such Selling Stockholder hereunder, accompanied by one or more stock powers duly endorsed in blank, with signatures guaranteed by an eligible guarantor institution, in accordance with the Securities Exchange Act of 1934, as amended. The certificates representing the Shares to be sold by the Selling Stockholders shall remain in the possession of the Transfer Agent, and shall be entered into the share register in book-entry form and remain so entered, until the earliest of (i) the sale of all of the Shares to be sold by such Selling Stockholder hereunder; (ii) the expiration of the Option Exercise Period; (iii) the termination of this Agreement; (iv) the agreement otherwise by the Managers or (v) the Closing Date as specified in Section 5 hereof or such other Closing Date as agreed to by such Selling Stockholder, if the closing shall not have occurred on such Closing Date. Each Selling Stockholder agrees and consents to the entry of stop transfer

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instructions with the Transfer Agent against the transfer of the such Selling Stockholder’s shares of Common Stock in contravention of this Agreement.
     (e) If any Selling Stockholder shall determine, based on advice of counsel, that possession of the Additional Shares to be delivered by such Selling Stockholder by the Transfer Agent is limited or prohibited by applicable law, rule or regulation, such Selling Stockholder may transfer such Additional Shares to a custodial account at an institution that is legally authorized to hold shares on its behalf, to be held pursuant to a custody agreement in form and substance reasonably satisfactory to the Managers and consistent with the terms of this Agreement, or enter into such other arrangement as shall be reasonably satisfactory to the Managers providing for the performance of this Agreement with respect to such Selling Stockholder’s Additional Shares. Such Additional Shares shall be held in such custodial account, and shall remain so held, until the earliest of (i) the sale of all of the Additional Shares to be sold by such Selling Stockholder hereunder; (ii) the expiration of the Option Exercise Period; (iii) the termination of this Agreement; (iv) the agreement otherwise by the Managers or (v) the Option Closing Date as specified in Section 5 hereof or such other Option Closing Date as agreed to by such Selling Stockholder, if the closing for such Additional Shares shall not have occurred on such Option Closing Date. Upon exercise by the Underwriters of their option to purchase Additional Shares, the Company shall provide an instruction letter to the institution holding the Additional Shares to release such Additional Shares from the custodial account to the Transfer Agent, and such Selling Stockholder shall provide an authorization to the institution holding the Additional Shares to so release the Additional Shares as instructed by the Company.
     (f) Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to the securities account of the lead book-running Manager or at its direction to the securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

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     (g) Each Selling Stockholder represents that it is a U.S. person for U.S. federal income tax purposes.
     (h) Such Selling Stockholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.
     (i) All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement, the Prospectus or any free writing prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, is, and on the Closing Date or any Option Closing Date (as defined below) will be, true, correct and complete in all material respects, and as of the Applicable Time does not, and on the Closing Date and any Subsequent Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. In addition, such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite such Selling Stockholder name in each of the preliminary prospectus and the Prospectus under the caption “Selling Stockholders” (both prior to and after giving effect to the sale of the Shares) and that the information furnished by or on behalf of such Selling Stockholder under the caption “Selling Stockholders” complies in all material respects with the applicable requirements of Form S-3 and Item 507 of Regulation S-K.
     3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $31.825 a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Stockholder, severally and not jointly, and the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 900,000 Additional Shares at the Purchase Price, the amount of Additional Shares to be purchased from each Seller to be allocated among the Sellers pro rata based on the number of Firm Shares sold by each Seller (subject to such adjustments to eliminate fractional shares as you may determine) provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company and the Selling Stockholders not later than 30 days after the date of this Agreement (the “Option Exercise Period”). Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are

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to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     Upon receipt of the purchase price therefor by the Selling Stockholders, each Selling Stockholder hereby authorizes the Company to authorize the Transfer Agent, to register the Shares sold by the Selling Stockholder in such names and in such denominations as you, as Managers, shall request and to cause certificates representing such shares of Common Stock to be delivered or electronically credited at the time of the sale of such shares on the Closing Date or the Option Closing Date, as applicable. Each Selling Stockholder agrees to take or cause to be taken all actions reasonably necessary, proper or advisable in order to cause the Shares sold hereunder to be delivered to and registered in accordance with the instructions of the Managers, including the execution and delivery of such instruments, and the taking of such other actions, as the Company, the Transfer Agent or the Managers may reasonably request in order to carry out this Agreement.
     The Company hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period ending 60 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by it or any other securities so owned convertible into or exercisable or exchangeable for Common Stock; or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.
     The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the vesting of a restricted stock unit or the conversion of a security outstanding on the date hereof, (c) the grant by the Company of employee or director stock options, restricted stock, restricted stock units or other equity awards in the ordinary course of business, pursuant to the employee benefits plans or agreements disclosed in the

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Time of Sale Prospectus, (d) the issuance of matching grants of Common Stock under the Company’s 401(k) plan in the ordinary course of business, (e) the issuance (or offer or agreement to issue) by the Company of shares of Common Stock (or options, warrants or convertible securities relating to Common Stock) in connection with any acquisition, joint venture or strategic transaction, and the filing of any registration statement in connection therewith, provided that the number of shares so issued shall not exceed five percent of the Common Stock then outstanding and provided further that any recipient of shares of Common Stock pursuant to this clause (e) agrees in writing to be bound by restrictions substantially similar to those contained in the preceding paragraph for the balance of the 60-day restricted period, (f) the filing of any registration statement on Form S-8 in respect of any employee benefit plan in effect on the date hereof and described in the Time of Sale Prospectus, or (g) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 60-day restricted period. Notwithstanding the foregoing, if (1) during the last 17 days of the 60-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 60-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Managers of any earnings release, news or event that may give rise to an extension of the initial 60-day restricted period.
     4. Terms of Public Offering. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $33.50 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.9145 a share under the Public Offering Price.
     5. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on March 31, 2010, or at such other time on the same or such other date, not later than April 7, 2010 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Shares shall be made to the Seller in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than May 14, 2010, as shall be designated in writing by you.

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     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters against payment of the Purchase Price therefor. Any transfer taxes payable in connection with the transfer of the Shares to the Underwriters will be paid by the Company.
     Each Selling Stockholder hereby authorizes the Transfer Agent to register the Shares sold by such Selling Stockholder in such names and in such denominations as you, as Managers, shall request and to cause certificates representing such shares of Common Stock to be delivered or electronically credited at the time of the sale of such shares on the Closing Date or the Option Closing Date, as applicable, against receipt of the purchase price therefor by such Selling Stockholder. Each Selling Stockholder agrees to take or cause to be taken all actions reasonably necessary, proper or advisable in order to cause the Shares sold hereunder by such Selling Stockholder to be delivered to and registered in accordance with the instructions of the Managers, including the execution and delivery of such instruments, and the taking of such other actions, as the Company, the Transfer Agent or the Managers may reasonably request in order to carry out this Agreement.
     6. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement is effective on the date hereof.
     The several obligations of the Underwriters are subject to the following further conditions:
     (a) The representations and warranties of the Sellers are true and correct as of the Closing Date.
     (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment,

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impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(b)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (d) The Underwriters shall have received on the Closing Date an opinion and 10b-5 statement of Latham & Watkins LLP, outside counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit B-1.
     (e) Keven Lippert, General Counsel of the Company, shall have furnished to the Managers, at the request of the Company, a certificate as to legal matters, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Managers, to the effect set forth in Exhibit B-2 hereto.
     (f) The Underwriters shall have received on the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP and of von Briesen & Roper, S.C., each counsel for the Selling Stockholders, dated the Closing Date, substantially in the forms attached hereto as Exhibit B-3 and B-4.
     (g) The Underwriters shall have received on the Closing Date an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date, substantially in the form attached hereto as Exhibit B-5.
     (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (i) The Underwriters shall have received, on the date hereof, a letter dated the date hereof in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of WildBlue Holding, Inc. contained in the exhibits to the Form 8-K/A filed on January 7, 2010 by the Company, the Form 8-K/A filed on January 27, 2010

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by the Company, the Form 8-K/A filed on February 25, 2010 and the Form 8-K filed on March 22, 2010 by the Company.
     (j) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the chief financial officer of the Company, confirming that (i) the chief financial officer is familiar with the accounting records and internal accounting practices, policies, procedures and controls of the Company and has had responsibility for accounting matters with respect to the Company, (ii) the chief financial officer has reviewed the circled information contained on Exhibit A thereto and which otherwise has not been confirmed by PricewaterhouseCoopers LLP, the Company’s independent accountants and (iii) that nothing has come to the chief financial officer’s attention that causes him to believe that the circled information contained on Exhibit A thereto is not true, correct and accurate in all material respects.
     (k) The “lock-up” agreements, each substantially in the form of Exhibit A-1 or Exhibit A-2 hereto, between you and the Selling Stockholders or the officers and directors of the Company, as applicable, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
     7. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) To file the Prospectus with the Commission within the time period specified by Rule 424(b) and Rule 430B under the Securities Act; and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated therein by reference and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

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     (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.
     (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that the

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Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file or execute any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     8. Covenants of the Sellers. Each Seller, severally and not jointly, covenants with each Underwriter as follows:
     (a) Each Seller will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.
     9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum not to exceed an aggregate amount of $10,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA in an aggregate amount not to exceed $25,000, (v) all costs and expenses incident to listing the Shares on the NASDAQ Global Select Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses

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associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. Each Selling Stockholder agrees, severally and not jointly, to pay or cause to be paid the fees and disbursements of counsel to such Selling Stockholder but not any other Selling Stockholder.
     The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.
     10. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon the Underwriter Information (as defined below).
     Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without

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limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto. The liability of each Selling Stockholder under the indemnity agreement contained in this Section 11 shall be limited to an amount equal to (i) the number of Shares sold by such Selling Stockholder under this Agreement multiplied by (ii) the Public Offering Price (minus the related underwriting discounts and commissions described in the Prospectus). It is agreed that the only information provided by or on behalf of a Selling Stockholder to the Company for express inclusion is the information about such Selling Stockholder contained in the Time of Sale Prospectus and the Prospectus under the caption “Selling Stockholders” and the corresponding footnotes thereto.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto (such information, the “Underwriter Information”), with the understanding that such Underwriter Information consists of (i) the last paragraph of text on the cover page of the Prospectus concerning the delivery of the Firm Shares by the Underwriters; (ii) the names and corresponding share amounts set forth in the table of Underwriters in the first paragraph of text under the caption “Underwriting” in the Prospectus; (iii) the third paragraph of text under the caption “Underwriting” in the

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Prospectus concerning the terms of the offering by the Underwriters; and (iv) the fifteenth and sixteenth paragraphs of text under the caption “Underwriting” in the Prospectus concerning stabilization, over-allotments and passive market making by the Underwriters.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a) or 11(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under paragraph (a) or (b) above, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure, and in any event shall not relieve it from any liability that it may have otherwise than pursuant to the indemnity provisions of this Section 11) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Managers. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel as contemplated by this

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paragraph, the indemnifying person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the indemnifying person of such request and (ii) the indemnifying person shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless such failure to reimburse the indemnified party is based on a dispute with a good faith basis as to either the obligation of the indemnifying party arising under this Section 11 to indemnify the indemnified person or the amount of such obligation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (d) To the extent the indemnification provided for in Section 11(a) or 11(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by a Seller on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by such Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be several and not joint and limited to an amount equal to (i) the number of Shares sold by such Selling Stockholder under this Agreement multiplied by (ii) the Public Offering Price (minus the related underwriting discounts and commissions described in the Prospectus).

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     (e) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
     (g) The provisions of this Section 11 shall not affect any agreement among the Company and the Selling Stockholders with respect to indemnification.
     12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

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     13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, provided that a Selling Stockholder may postpone the Closing Date only if the Company consents, and the Company may postpone the Closing Date only if the Selling Stockholders consent, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, such defaulting Seller or Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally and not jointly, for all out-of-pocket expenses (including the fees and

24

disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
     (b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
     15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Facsimile: (646) 855 3073 Attention: Syndicate Department, with a copy to Facsimile: (212) 230-8730, Attention: ECM Legal; and Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Attention: LCD-IBD; if to the Company shall be delivered, mailed or sent to 6155 El Camino Real, Carlsbad, California 92009, Attention: General Counsel; and if to the Selling Stockholders shall be delivered, mailed or sent to each of the Selling Stockholders set forth below:
Liberty Satellite, LLC
12300 Liberty Blvd
Englewood, CO 80112

25

Intelsat USA Sales Corp.
3400 International Drive NW
Washington, DC 20008
National Rural Telecommunications Cooperative
2121 Cooperative Way
Herndon, VA 20171
Special Value Opportunities Fund, LLC
2951 28th St., Suite 1000
Santa Monica, CA 90405
Special Value Expansion Fund, LLC
2951 28th St., Suite 1000
Santa Monica, CA 90405
Special Value Continuation Partners, LP
2951 28th St., Suite 1000
Santa Monica, CA 90405
Tennenbaum Opportunities Partners V, LP
2951 28th St., Suite 1000
Santa Monica, CA 90405
with a copy to Michael J. Zeidel, Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036-6522.

26

Very truly yours, VIASAT, INC.
By:	/s/ Keven K. Lippert
	Name:	Keven K. Lippert
	Title:	Vice President, General Counsel and Secretary

27

LIBERTY SATELLITE, LLC
By:	/s/ Laura Baldi
	Name:	Laura Baldi
	Title:	VP Finance

28

INTELSAT USA SALES CORP.
By:	/s/ Hank Courson
	Name:	Hank Courson
	Title:	VP & Treasurer Intelsat Corporation Acting Under Delegated Authority

29

NATIONAL RURAL TELECOMMUNICATIONS COOPERATIVE
By:	/s/ Bernard R. Phillips III
	Name:	Bernard R. Phillips III
	Title:	CEO & President

30

SPECIAL VALUE OPPORTUNITIES FUND, LLC
SPECIAL VALUE EXPANSION FUND, LLC
SPECIAL VALUE CONTINUATION PARTNERS, LP
TENNENBAUM OPPORTUNITIES PARTNERS V, LP

By:  Tennenbaum Capital Partners, LLC
Its:  Investment Manager

By:	/s/ Hugh Steven Wilson
	Name:	Hugh Steven Wilson
	Title:	Managing Partner

31

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC

Acting severally on behalf of themselves and the several
Underwriters named in Schedule II hereto

By:  Morgan Stanley & Co. Incorporated

By:	/s/ Ethan J. Sawyer
	Name:	Ethan J. Sawyer
	Title:	Executive Director

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated
By:	/s/ Chris Mead
	Name:	Chris Mead
	Title:	Managing Director

By: Credit Suisse Securities (USA) LLC
By:	/s/ Eric Federman
	Name:	Eric Federman
	Title:	Managing Director

32

SCHEDULE I

Number of
Firm Shares
Selling Stockholder	To Be Sold
Liberty Satellite, LLC	1,599,315
Intelsat USA Sales Corp.	561,073
National Rural Telecommuncations Cooperative	391,090
Special Value Opportunities Fund, LLC	276,808
Tennenbaum Opportunities Partners V, LP	173,168
Special Value Continuation Partners, LP	154,497
Special Value Expansion Fund, LLC	116,776

Total:	3,272,727

Schedule I-1

SCHEDULE II

Number of
Firm Shares
Underwriter	To Be Purchased

Morgan Stanley & Co. Incorporated	1,782,600
Merrill Lynch, Pierce, Fenner and Smith Incorporated	1,782,600
Credit Suisse Securities (USA) LLC	1,596,000
Barclays Capital Inc.	396,000
Needham & Company, LLC	396,000
Stephens Inc.	46,800

Total:	6,000,000

Schedule II-1

SCHEDULE III
Time of Sale Prospectus
1.	Preliminary Prospectus issued March 22, 2010

2.	The Final Term Sheet on pages III-2 and III-3 of this Schedule III

Schedule III-1

ViaSat, Inc.
$201,000,000
6,000,000 Shares of Common Stock

Issuer:	ViaSat, Inc.

Symbol:	VSAT (Nasdaq)

Size:	$201,000,000

Shares offered by ViaSat, Inc.:	2,727,273 shares of common stock

Shares offered by the selling shareholders:	3,272,727 shares of common stock

Over allotment option by ViaSat, Inc.:	446,689 shares of common stock

Over allotment option by selling shareholders:	453,311 shares of common stock

Price to public:	$33.50 per share

Trade date:	March 25, 2010

Closing date:	March 31, 2010

CUSIP No.:	92552V100

Bookrunners:	Morgan Stanley & Co. Incorporated BofA Merrill Lynch Credit Suisse Securities (USA) LLC

Co-Managers	Barclays Capital Needham & Company, LLC Stephens Inc.
The shares of common stock will be issued pursuant to an effective registration statement that has been previously filed with the Securities and Exchange Commission.

Schedule III-2

This communication shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there by any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.
Copies of the final prospectus relating to the shares of common stock offered in this offering may be obtained by contacting Morgan Stanley & Co. Incorporated, c/o Prospectus Department, 180 Varick Street 2/F, New York, NY 10014 or by email at prospectus@morganstanley.com, BofA Merrill Lynch, 4 World Financial Center, New York, New York 10080, Attn: Preliminary Prospectus Department or by email at Prospectus.Requests@ml.com; and Credit Suisse Securities (USA) LLC at Prospectus Department, One Madison Avenue, New York, New York 10010 or calling (800) 221-1037

Schedule III-3

EXHIBIT A-1
FORM OF LOCK-UP LETTER FOR SELLING SHAREHOLDERS
March 22, 2010
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629
Ladies and Gentlemen:
     The undersigned understands that Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC (the “Managers”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with ViaSat, Inc., a Delaware corporation (the “Company”) and the selling stockholders named therein, providing for the public offering (the “Public Offering”) by the several Underwriters, including the Managers (the “Underwriters”), of ___shares (the “Shares”) of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 45 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part,

Exhibit A-1-1

any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions or in a private placement after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act of 1934 shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift or charitable contribution, (c) distributions of shares of Common Stock or any security convertible into Common Stock to partners, members or other equity owners of the undersigned, (d) transfers of shares of Common Stock or any security convertible into Common Stock to any direct or indirect affiliate (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned, (e) transfers of shares of Common Stock or any security convertible into Common Stock to any family member, any trust established for the benefit of any such family member or any entity wholly owned by the undersigned or any combination of the undersigned and any of the foregoing, (f) transfers of shares of Common Stock or any security convertible into Common Stock in any merger, consolidation, amalgamation, reorganization or other business combination involving the Company; or (g) transfers of securities to any corporation, partnership or other business entity with whom the undersigned shares in common an investment manager or advisor, or that the undersigned manages; provided that in the case of any transfer or distribution pursuant to clause (b), (c), (d), (e) or (g), each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter, (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company, (i) transfer of shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement, or (j) transfers of Common Stock pledged as collateral to lenders in a bona fide loan outstanding as of the date hereof or any renewal, extension, replacement or refinancing thereof. In addition, the undersigned agrees that, without the prior written consent of the Managers on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 45 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

Exhibit A-1-2

     If:
     (1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;
the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or the Managers that the restrictions imposed by this agreement have expired.
     Notwithstanding the foregoing, if a selling stockholder is released, in full or in part, from the restrictions of any similar lock-up agreement with the Underwriters related to the Public Offering (each, a “Lock-Up Agreement”), then the undersigned shall be released in the same manner from the restrictions of this Lock-Up Agreement (i.e. in the case where shares of such individual or entity are released from a Lock-Up Agreement, the same percentage of shares of Common Stock held by the undersigned shall be released from the restrictions of this agreement on the same terms). In the event that the undersigned is released from any of its obligations under this agreement or, by virtue of this agreement, becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any shares of Common Stock (or any securities convertible into shares of Common Stock), the Representatives shall use their commercially reasonable efforts to promptly notify the undersigned; provided that the failure to give such notice shall not give rise to any claim or liability against the Company, the Managers or the Underwriters.
     This agreement shall automatically terminate and be of no further effect upon the earlier to occur, if any, of: (i) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriters, (ii) the Company files a withdrawal notice with the Securities and Exchange Commission relating to the registration statement for the Public Offering and (iii) at 12:01 a.m. on March 27, 2010 if the Underwriting Agreement has not been executed by or on behalf of the undersigned as of that time.

Exhibit A-1-3

     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the selling stockholders and the Underwriters.

Very truly yours,

(Name)

(Address)

Exhibit A-1-4

EXHIBIT A-2
FORM OF LOCK-UP LETTER FOR OFFICERS AND DIRECTORS
March 22, 2010
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629
Ladies and Gentlemen:
     The undersigned understands that Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with ViaSat, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of ___shares (the “Shares”) of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”) (the “restricted period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of

Exhibit A-2-1

the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act of 1934 shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions (other than a filing made after the expiration of the restricted period), (b) transfers of shares of Common Stock or any security convertible into Common Stock as (i) a bona fide gift, (ii) to affiliates of the undersigned or (iii) by will or the laws of descent and distribution, (c) transfers of shares of Common Stock or any security convertible into Common Stock to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee, transferee or distributee shall agree in writing to be bound by the terms of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 (a “10b5-1 plan”) under the Exchange Act for the transfer of shares of Common Stock, provided that such 10b5-1 plan does not provide for the transfer of Common Stock during the restricted period, (e) transactions pursuant to a 10b5-1 plan established prior to the date hereof, (f) in the case of restricted Common Stock held by the undersigned that vests during the restricted period, the sale of such Common Stock by the undersigned to the Company or the disposition of shares of such Common Stock to the Company to pay withholding tax obligations upon vesting or (g) transfers of shares of Common Stock or any security convertible into Common Stock to a spouse, former spouse, child or other dependent pursuant to a domestic relations order or an order of a court of competent jurisdiction, provided that the undersigned will provide Morgan Stanley & Co. Incorporated, on behalf of the Representatives, advance notice of any such transfer.
     In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the restricted period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
     If:

Exhibit A-2-2

     (1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;
the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or the Representatives that the restrictions imposed by this agreement have expired.
     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.
     Notwithstanding anything herein to the contrary, this agreement shall lapse and become null and void (i) upon such date the Company notifies the Representatives in writing that it does not intend to proceed with the Public Offering or (ii) if the Public Offering shall not have occurred on or before April 2, 2010.

Very truly yours,

(Name)

(Address)

Exhibit A-2-3

EXHIBIT B-1
FORMS OF COMPANY COUNSEL OPINION AND 10B-5 STATEMENT
March [•], 2010
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner and Smith Incorporated
Credit Suisse Securities (USA) LLC
     as Representatives of the several Underwriters
     listed in Schedule I hereto
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
     Re: ViaSat, Inc.
Ladies and Gentlemen:
     We have acted as special counsel to ViaSat, Inc., a Delaware corporation (the “Company”), in connection with the sale to you and the several underwriters for whom you are acting as representatives (the “Underwriters”) on the date hereof by the Company of                      shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 22, 2010 (Registration No. 333-165606) (as so filed and as amended, the “Registration Statement”), a base prospectus dated March 22, 2010 (the “Base Prospectus”), a preliminary prospectus supplement dated March 22, 2010 (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”), a final prospectus supplement dated March [•], 2010 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”) and an underwriting agreement dated March [•], 2010 among you, as representatives of the several Underwriters named in the underwriting agreement, the selling stockholders named in the underwriting agreement (the “Selling Stockholders”) and the Company (the “Underwriting Agreement”). The reports and registration statement filed by the Company with the Commission and, in each case giving effect to Rule 412 under the Act, incorporated in the Registration Statement, the Preliminary Prospectus or the Prospectus by reference are herein called the “Incorporated Documents.” References herein to the Registration Statement, the Preliminary Prospectus or the Prospectus exclude the Incorporated Documents. This letter is being delivered to you pursuant to Section 6(d) of the Underwriting Agreement.

Exhibit B-1-1

     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, except where a specific fact confirmation procedure is stated to have been performed (in which case we have with your consent performed the stated procedure). We have examined, among other things, the following:
     (a) the Underwriting Agreement, the Registration Statement, the Preliminary Prospectus and the Prospectus;
     (b) the indenture(s), note(s), loan agreement(s) and other written agreement(s) and instrument(s) creating or evidencing indebtedness of the Company for borrowed money, or registration rights with respect to the Company’s Common Stock, identified to us by an officer of the Company as material to the Company and listed in Exhibit A hereto (the “Specified Agreements”);
     (c) the Second Amended and Restated Certificate of Incorporation and the First Amended and Restated Bylaws of the Company (the “Governing Documents”) and certain resolutions of the Board of Directors of the Company and of a certain committee of the Board of Directors; and
     (d) the certificate of incorporation and bylaws, as amended to date, of each of WildBlue Holding, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“WildBlue Holding”) and WildBlue Communications, Inc., a Delaware corporation and a wholly owned subsidiary of WildBlue Holding (“WildBlue Communications” and, together with WildBlue Holding, the “Subsidiaries”).
     Except as otherwise stated herein, as to factual matters, we have, with your consent, relied upon the foregoing and upon oral or written statements and representations of officers and other representatives of the Company and others, including the representations and warranties of the Company and the Selling Stockholders in the Underwriting Agreement. We have not independently verified such factual matters.
     Except as otherwise stated herein, we are opining as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of California, in numbered paragraphs 5(iii) and 5(iv) of this letter the internal laws of the State of New York and in numbered paragraphs 1, 2, 3, 4, 5(i) and 5(iii) of this letter the Delaware General Corporation Law (the “DGCL”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Except as otherwise stated herein, our opinions are based upon our consideration of only those statutes, rules and regulations which, in our

Exhibit B-1-2

experience, are normally applicable to registered public offerings of common stock.
     Subject to the foregoing and the other matters set forth herein, as of the date hereof:
     1. The Company and each of the Subsidiaries is a corporation under the DGCL with corporate power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Company and each of the Subsidiaries is validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in the State of California.
     2. The Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and, when issued to and paid for by you and the other Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights arising from the Governing Documents or under the DGCL.
     3. The Shares to be sold by the Selling Stockholders pursuant to the Underwriting Agreement have been duly authorized and validly issued and are fully paid and nonassessable.
     4. The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company, and the Underwriting Agreement has been duly executed and delivered by the Company.
     5. The execution and delivery of the Underwriting Agreement and the issuance and sale of the Shares by the Company to you and the other Underwriters pursuant to the Underwriting Agreement do not on the date hereof:
     (i) violate the Company’s Governing Documents;
     (ii) result in the breach of or a default under any of the Specified Agreements;
     (iii) violate any federal, California or New York statute, rule or regulation applicable to the Company or the DGCL; or
     (iv) require any consents, approvals or authorizations to be obtained by the Company from, or any registrations, declarations or filings to be made by the Company with, any governmental authority under any federal, California or New

Exhibit B-1-3

York statute, rule or regulation or any provisions of the DGCL applicable to the Company on or prior to the date hereof.
     6. The Registration Statement has become effective under the Act. With your consent, based solely on a telephonic confirmation by a member of the Staff of the Commission on March [•], 2010, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, and the Prospectus has been filed in accordance with Rule 424(b) and Rule 430B under the Act.
     7. The Registration Statement, at March [•], 2010, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S T or the financial statements, schedules or other financial data included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.
     8. Each of the Incorporated Documents, as of its respective filing date, appeared on its face to be appropriately responsive in all material respects to the applicable requirements for reports on Forms 10-K, 10-Q and 8-K under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, and for registration statements on Form 8-A under the Act, and the rules and regulations of the Commission thereunder; it being understood, however, that we express no opinion with respect to Regulation S-T or the financial statements, schedules or other financial data included in, incorporated by reference in, or omitted from, such reports and registration statement. For purposes of this paragraph, we have assumed that the statements made in the Incorporated Documents are correct and complete.
     9. The statements in the Preliminary Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Common Stock, and under the caption “Underwriting,” insofar as they purport to describe or summarize certain provisions of the Underwriting Agreement, are accurate descriptions or summaries in all material respects.
     10. With your consent, based solely on a certificate of an officer of the Company as to factual matters, the Company is not, and immediately after giving

Exhibit B-1-4

effect to the sale of the Shares in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use of Proceeds” will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; and (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought. We express no opinion or confirmation as to federal or state securities laws (except as set forth in paragraphs 6, 7, 8 and 10 as to federal securities laws), tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, pension or employee benefit laws, usury laws, environmental laws, margin regulations, FINRA rules or stock exchange rules (without limiting other laws excluded by customary practice).
     Insofar as our opinions require interpretation of the Specified Agreements, with your consent, (i) we have assumed that courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of the State of California in resolving such questions, although certain of the Specified Agreements may be governed by other laws which differ from California law (except that as to the Specified Agreements which by their terms purported to be governed by the laws of the State of New York we have applied the laws of the State of New York in resolving such questions), (iii) we express no opinion with respect to any breach or default under a Specified Agreement that would occur only upon the happening of a contingency, and (iv) we express no opinion with respect to any matters which would require us to perform a mathematical calculation or make a financial or accounting determination.

Exhibit B-1-5

     This letter is furnished only to you in your capacity as representatives of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares or any interest therein from you or the other Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion.
Very truly yours,

Exhibit B-1-6

Schedule I
Underwriters
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner and Smith Incorporated
Credit Suisse Securities (USA) LLC
Barclays Capital Inc.
Needham & Company, LLC
Stephens Inc.

Exhibit B-1-7

Exhibit A
Specified Agreements
     1. Fourth Amended and Restated Revolving Loan Agreement dated July 1, 2009 among ViaSat, Inc., Banc of America Securities LLC, Bank of America, N.A., JPMorgan Chase Bank, N.A., Union Bank, N.A. and the lenders party thereto.
     2. Second Amendment to Fourth Amended and Restated Revolving Loan Agreement, dated as of October 6, 2009, by and among ViaSat, Inc., Banc of America Securities LLC, Bank of America, N.A., JPMorgan Chase Bank, N.A., Union Bank, N.A., Wells Fargo Bank, National Association and other lenders party thereto.
     3. Letter agreement, dated as of December 14, 2009, by and among ViaSat, Inc., Union Bank, N.A., and the other lenders party thereto.
     4. Fourth Amendment to Fourth Amended and Restated Revolving Loan Agreement, dated as of March 15, 2010, by and among ViaSat, Inc., Banc of America Securities LLC, Bank of America, N.A., JPMorgan Chase Bank, N.A., Union Bank, N.A., Wells Fargo Bank, National Association and the other lenders party thereto.
     5. Indenture, dated as of October 22, 2009, among ViaSat, Inc., ViaSat Credit Corp., Enerdyne Technologies, Inc., ViaSat Satellite Ventures, LLC, VSV I Holdings, LLC, VSV II Holdings, LLC, ViaSat Satellite Ventures U.S. I, LLC, ViaSat Satellite Ventures U.S. II, LLC and Wilmington Trust FSB, as trustee.
     6. Form of 8.875% Senior Note of ViaSat, Inc. due 2016 (attached as Exhibit A to the Indenture referenced above).
     7. Registration Rights Agreement, dated as of December 15, 2009, by and among ViaSat, Inc. and the Holders listed on Schedule A thereto.

Exhibit B-1-8

March [•], 2010
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner and Smith Incorporated
Credit Suisse Securities (USA) LLC
     as Representatives of the several Underwriters
     listed in Schedule I hereto
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036
     Re:    ViaSat, Inc.
Ladies and Gentlemen:
We have acted as special counsel to ViaSat, Inc., a Delaware corporation (the “Company”), in connection with the sale to you and the other underwriters for whom you are acting as representatives (the “Underwriters”) on the date hereof by the Company of                      shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on March 22, 2010 (Registration No. 333-165606) (as so filed and as amended, the “Registration Statement”), a base prospectus dated March 22, 2010 (the “Base Prospectus”), a preliminary prospectus supplement dated March 22, 2010 (the “Preliminary Prospectus Supplement” and, together with the Base Prospectus, the “Preliminary Prospectus”), the Pricing Information Annex attached as Exhibit A hereto (the “Pricing Information Annex”), a final prospectus supplement dated March [•], 2010 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), and an underwriting agreement dated March [•], 2010 among you, as representatives of the several Underwriters named in the underwriting agreement, the selling stockholders named in the underwriting agreement (the “Selling Stockholders”) and the Company (the “Underwriting Agreement”). The reports and registration statement filed by the Company with the Commission and, in each case giving effect to Rule 412 under the Act, incorporated in the Registration Statement, the Preliminary Prospectus or the Prospectus by reference are herein called the “Incorporated Documents.” References herein to the Registration Statement, the Preliminary Prospectus or the Prospectus exclude the Incorporated Documents. This letter is being delivered to you pursuant to Section 6(d) of the Underwriting Agreement.

Exhibit B-1-9

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus or the Incorporated Documents (except to the extent expressly set forth in the numbered paragraph 9 of our opinion letter to you of even date) and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special counsel to the Company in connection with the preparation by the Company of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex and the Prospectus, we reviewed the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent public accountants for the Company, your representatives and your counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex and the Prospectus (and portions of certain of the Incorporated Documents) and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company, the Selling Stockholders and others as to the existence and consequence of certain factual and other matters.
Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:
•	the Registration Statement, at the time it became effective on March 22, 2010, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•	the Preliminary Prospectus, as of 10:00 p.m. Eastern time on March 25, 2010 (together with the Incorporated Documents at that date), when taken together with the information set forth in the Pricing Information Annex, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•	the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a

Exhibit B-1-10

material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
it being understood that we express no belief with respect to the financial statements, schedules or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Pricing Information Annex, the Prospectus or the Incorporated Documents.
This letter is furnished only to you in your capacity as representatives of the several Underwriters in their capacity as underwriters under the Underwriting Agreement and is solely for the benefit of the Underwriters in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you or them for any other purpose, or furnished to, assigned to, quoted to, or relied upon by any other person, firm or other entity for any purpose (including any person, firm or other entity that acquires Shares or any interest therein from you or the other Underwriters) without our prior written consent, which may be granted or withheld in our sole discretion.
Very truly yours,

Exhibit B-1-11

EXHIBIT B-2
CERTIFICATE PURSUANT TO SECTION 6(e) OF THE
UNDERWRITING AGREEMENT

March [•], 2010
     Reference is made to that certain Underwriting Agreement, dated March 25, 2010 (the “Underwriting Agreement”), by and among ViaSat, Inc., a Delaware corporation (“ViaSat”), certain stockholders of ViaSat named in Schedule I thereto (the “Selling Stockholders”), and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named in Schedule II thereto (the “Underwriters”), in connection with the offering by ViaSat (the “Offering”) of 6,000,000 shares of its common stock, par value $0.0001 per share (“Common Stock”)[, including 900,000 shares of Common Stock issuable upon exercise of the Underwriters’ overallotment option]. Each capitalized term used but not defined herein shall have the meaning ascribed thereto in the Underwriting Agreement.
     I, Keven K. Lippert, certify that I am the duly qualified and elected Secretary of ViaSat, and that, as such, I am authorized to execute this certificate on behalf of ViaSat, and, solely in my capacity as the Secretary of ViaSat, DO HEREBY FURTHER CERTIFY that:
     1. No proceeding for the dissolution, merger, consolidation or liquidation of the Company or for the sale of all or substantially all of its assets is pending or, to the best of the undersigned’s knowledge, threatened, and no such proceeding is contemplated by the Company.
     2. The Underwriting Agreement as executed and delivered by the Company is in substantially the form approved by the Company’s Board of Directors in the resolutions referred to in paragraph 9 below.
     3. Each person who, as an officer or director of the Company, signed the Registration Statement and any amendment thereto was duly elected or appointed, qualified and acting as such officer or director at the respective times of the signing thereof and was duly authorized to sign such document on behalf of the Company, and the signature of each such person appearing on each such document is the genuine signature of such officer or director.
     4. Each person who, as an officer of the Company, signed (a) the Underwriting Agreement or (b) any other document delivered in connection with the Offering and the closing related thereto was duly elected or appointed, qualified and acting as such officer at the respective times of the signing and

Exhibit B-2-1

delivery thereof and was duly authorized to sign such document on behalf of the Company, and the signature of each such person appearing on each such document is the genuine signature of such officer.
     5. The minute books and records of the Company relating to all proceedings of the stockholders and the Board of Directors (and any committee of the Board of Directors) of the Company made available to Davis Polk & Wardwell LLP are the original minute books and records of the Company, or are true, correct and complete copies thereof, with respect to all proceedings of said stockholders, Board of Directors and committees since March 1, 2007. The minute books, records and other documents of the Company made available to Davis Polk & Wardwell LLP were true, correct and complete in all respects. There have been no material changes, additions or alterations in said minute books, records and other documents that have not been disclosed to Davis Polk & Wardwell LLP in writing.
     6. Attached hereto as Exhibit A is a true, correct and complete copy of the Second Amended and Restated Certificate of Incorporation of ViaSat (the “Certificate”) and all amendments thereto filed with the Secretary of State of Delaware, in effect on the date hereof. There has been no amendment, supplement or other document relating to, modifying or otherwise affecting the Certificate since the date specified therein, and no action has been taken by the directors, officers or stockholders of ViaSat in contemplation of, or to effect or authorize, any such amendment, supplement or other document.
     7. Attached hereto as Exhibit B is a true, correct and complete copy of the First Amended and Restated Bylaws of ViaSat (the “Bylaws”) in effect on the date hereof. There has been no amendment, supplement or other document relating to, modifying or otherwise affecting the Bylaws since the date specified therein, and no action has been taken by the directors, officers or stockholders of ViaSat in contemplation of, or to effect or authorize, any such amendment, supplement or other document.
     8. Attached hereto as Exhibit C is a true, correct and complete copy of resolutions adopted by the Board of Directors of ViaSat on March 21, 2010 approving the filing of that certain registration statement on Form S-3 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on March 22, 2010 (the “Registration Statement”), setting the number of shares of Common Stock to be sold pursuant to the Registration Statement at up to 6,000,000 (exclusive of an overallotment option of up to 15%), appointing a committee (the “Pricing Committee”), which committee shall have the full power and authority of the Board with respect to the proposed Offering, including, without limitation, final authority as to: (i) the number of shares of Common Stock to be sold by ViaSat and by the Selling Stockholders (including the number of shares of Common Stock that may be sold pursuant to the

Exhibit B-2-2

overallotment option, if any); (ii) the price at and other terms and conditions upon which such shares of Common Stock shall be sold and the compensation to be received by the Underwriters therefor; and (iii) agreements with the Underwriters, among other matters. Such resolutions have not been amended, rescinded or modified since their adoption and remain in full force and effect as of the date hereof.
     9. Attached hereto as Exhibit D is a true, correct and complete copy of resolutions adopted by the Pricing Committee on March [25], 2010, authorizing and approving the offer and sale of [•] shares of Common Stock, comprising [•] shares of Common Stock to be offered, issued and sold by ViaSat and [•] shares of Common Stock to be offered and sold by the Selling Stockholders [(plus up to an additional [•] and [•] shares of Common Stock to be offered and sold by ViaSat and the Selling Stockholders, respectively, to cover over-allotments)]. Such resolutions have not been amended, rescinded or modified since their adoption and remain in full force and effect as of the date hereof.
     10. Except as described in the Prospectus, to the undersigned’s knowledge, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which ViaSat or any of its subsidiaries is or may be a party or to which any property of ViaSat or any of its subsidiaries is or may be the subject that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, properties, financial position or results of operations of ViaSat and its subsidiaries taken as a whole; and no such investigations, actions, suits or proceedings are, to the undersigned’s knowledge, threatened by any governmental or regulatory authority or by others.
     11. The execution and delivery of the Underwriting Agreement and the issuance and sale of shares of Common Stock by ViaSat to the Underwriters pursuant to the Underwriting Agreement do not on the date hereof violate any court or governmental orders, writs, judgments or decrees applicable and material to ViaSat.
[Signature Page Follows]

Exhibit B-2-3

     IN WITNESS WHEREOF, I have executed this certificate on the date first set forth above.

By:
	Name:	Keven K. Lippert
	Title:	Vice President, General Counsel and Secretary

Exhibit B-2-4

EXHIBIT A
Second Amended and Restated Certificate of Incorporation

Exhibit B-2-5

EXHIBIT B
First Amended and Restated Bylaws

Exhibit B-2-6

EXHIBIT C
Board Resolutions

Exhibit B-2-7

EXHIBIT D
Pricing Committee Resolutions

Exhibit B-2-8

EXHIBIT B-3
FORM OF SELLING SHAREHOLDER COUNSEL OPINION
March •, 2010
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
as Representatives of the several Underwriters
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Re:	ViaSat, Inc. Selling Stockholder Opinion
Ladies and Gentlemen:
     We have acted as special counsel to Liberty Satellite, LLC, a Delaware limited liability company (“Liberty”), Intelsat USA Sales Corp., a Delaware corporation (“Intelsat”), Special Value Opportunities Fund, LLC, a Delaware limited liability company (“SVOF”), Special Value Expansion Fund, LLC, a Delaware limited liability company (“SVEF”), Special Value Continuation Partners, LP, a Delaware limited partnership (“SVCP”), Tennenbaum Opportunities Partners V, LP, a Delaware limited partnership (“TOPV”) (each a “Designated Selling Stockholder” and collectively, the “Designated Selling Stockholders”), and National Rural Telecommunications Cooperative, a District of Columbia not for profit corporation (“NRTC” and, together with the Designated Selling Stockholders, the “Selling Stockholders”) in connection with the Underwriting Agreement, dated March •, 2010 (the “Underwriting Agreement”), between you, as representatives (the “Representatives”) of the several Underwriters named therein (the “Underwriters”), ViaSat, Inc. (the “Company”) and the Selling Stockholders, relating to the sale by the Selling Stockholders to the Underwriters of an aggregate of 3,000,000 shares of common stock, par value $0.0001, of the Company (the “Firm Shares”), and up to an additional 450,000 shares of common stock, par value $0.0001, of the Company (the “Option Shares”) at the Underwriters’ option to cover over-allotments. The Firm Shares and the Option Shares are collectively referred to herein as the “Securities.”
     This opinion is being furnished to you pursuant to Section 6([f]) of the Underwriting Agreement.

Exhibit B-3-1

     In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:
     (a) an executed copy of the Underwriting Agreement;
     (b) the Certificate of Formation of Liberty, as certified by the Secretary of State of the State of Delaware (the “Liberty Certificate of Formation”);
     (c) the Limited Liability Company Agreement of Liberty, as certified by [Name of Secretary], [Secretary] of Liberty (the “Liberty LLC Agreement”);
     (d) resolutions of the Managing Member of Liberty, adopted on March [22], 2010, as certified by Maureen Sturgeon, Assistant Secretary of Liberty;
     (e) the Certificate of Incorporation of Intelsat, as certified by the Secretary of State of the State of Delaware (the “Intelsat Certificate of Incorporation”);
     (f) the Bylaws of Intelsat, as certified by [Name of Secretary], [Secretary] of Intelsat (the “Intelsat Bylaws”);
     (g) resolutions of the Board of Directors of Intelsat, adopted [date[s]], as certified by [Name of Secretary], [Secretary] of Intelsat;
     (h) the Certificate of Formation of SVOF, as certified by the Secretary of State of the State of Delaware (the “SVOF Certificate of Formation”);
     (i) the Second Amended and Restated Operating Agreement of SVOF, as amended, as certified by Elizabeth Greenwood, Secretary of SVOF (the “SVOF Operating Agreement”);
     (j) the resolutions of the Board of Directors of SVOF, adopted February 3, 2010, as certified by Elizabeth Greenwood, Secretary of SVOF;
     (k) the Investment Management Agreement, dated as of July 13, 2004, between SVOF and Tennenbaum Capital Partners, LLC (the “Investment Manager”), as certified by Elizabeth Greenwood, Secretary of SVOF;
     (l) the Certificate of Formation of SVEF, as certified by the Secretary of State of the State of Delaware (the “SVEF Certificate of Formation”);
     (m) the Amended and Restated Operating Agreement of SVEF, as amended, as certified by Elizabeth Greenwood, Secretary of SVEF (the “SVEF Operating Agreement”);

Exhibit B-3-2

     (n) the resolutions of the Board of Directors of SVEF, adopted February 3, 2010, as certified by Elizabeth Greenwood, Secretary of SVEF;
     (o) the Investment Management Agreement, dated as of September 1, 2004, between SVEF and the Investment Manager, as certified by Elizabeth Greenwood, Secretary of SVEF;
     (p) the Certificate of Limited Partnership of SVCP, as amended, as certified by the Secretary of State of the State of Delaware (the “SVCP LP Certificate”);
     (q) the Partnership Agreement of SVCP, as certified by Elizabeth Greenwood, Secretary of SVCP (the “SVCP Partnership Agreement”);
     (r) the resolutions of the Board of Directors of SVCP, adopted February 3, 2010, as certified by Elizabeth Greenwood, Secretary of SVCP;
     (s) the Investment Management Agreement, dated as of July 31, 2006, between SVCP and the Investment Manager, as certified by Elizabeth Greenwood, Secretary of SVCP;
     (t) the Certificate of Limited Partnership of TOPV, as amended, as certified by the Secretary of State of the State of Delaware (the “TOPV LP Certificate”);
     (u) the Partnership Agreement of TOPV, as certified by Elizabeth Greenwood, Secretary of TOPV (the “TOPV Partnership Agreement”);
     (v) the resolutions of the Board of Directors of TOPV, adopted February 3, 2010, as certified by Elizabeth Greenwood, Secretary of TOPV;
     (w) the Investment Management Agreement, dated as of December 15, 2006, between TOPV and the Investment Manager, as certified by Elizabeth Greenwood, Secretary of TOPV;
     (x) the resolutions of the Investment Manager, adopted March [24], 2010, as certified by Elizabeth Greenwood, Secretary of each of SVOF, SVEF, SVCP and TOPV; and
     (y) the certificate of [Name of Officer], [Title of Officer] of Liberty, dated the date hereof, a copy of which is attached as Exhibit A hereto (the “Liberty Certificate”); the certificate of [Name of Officer], [Title of Officer] of Intelsat, dated the date hereof, a copy of which is attached as Exhibit B hereto (the “Intelsat Certificate”); the certificate of Elizabeth Greenwood, Secretary of SVOF, dated the date hereof, a copy of which is attached as Exhibit C hereto (the “SVOF Certificate”); the certificate of Elizabeth Greenwood, Secretary of SVEF,

Exhibit B-3-3

dated the date hereof, a copy of which is attached as Exhibit D hereto (the “SVEF Certificate”); the certificate of Elizabeth Greenwood, Secretary of SVCP, dated the date hereof, a copy of which is attached as Exhibit E hereto (the “SVCP Certificate”); the certificate of Elizabeth Greenwood, Secretary of TOPV, dated the date hereof, a copy of which is attached as Exhibit F hereto (the “TOPV Certificate”); and the certificate of [Name of Officer], [Title of Officer] of NRTC, dated the date hereof, a copy of which is attached as Exhibit G hereto (the “NRTC Certificate” and, together with the Liberty Certificate, the Intelsat Certificate, the NRTC Certificate, the SVOF Certificate, the SVEF Certificate, the SVCP Certificate and the TOPV Certificate, the “Selling Stockholders’ Certificates”).
     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.
     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Designated Selling Stockholders, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that each Selling Stockholder has been duly organized and is validly existing in good standing, and NRTC has requisite legal status and legal capacity, under the laws of its jurisdiction of organization and that NRTC has complied and will comply with all aspects of the laws of all relevant jurisdictions (including the laws of the District of Columbia) in connection with the transactions contemplated by, and the performance of its obligations under, the Underwriting Agreement, other than the laws of the United States of America, the State of New York and the District of Columbia insofar as we express our opinions herein. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Selling Stockholders and others and of public officials, including the facts set forth in each Selling Stockholder’s Certificate.
     As used herein, (i) “Applicable Laws” means General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and those laws, rules and

Exhibit B-3-4

regulations of the State of New York and those federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than the United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc.), but without our having made any special investigation as to the applicability of any specific law, rule or regulation; (ii) “Governmental Authorities” means any court, regulatory body, administrative agency or governmental body of the State of Delaware, the State of New York or the United States of America having jurisdiction over a Designated Selling Stockholder under Applicable Laws; (iii) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by a Designated Selling Stockholder pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than a Designated Selling Stockholder) in the transactions contemplated by the Underwriting Agreement or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties; and (iv) “Applicable Orders” means those judgments, orders or decrees identified on Schedule A to each Selling Stockholder’s Certificate.
     The opinions set forth below are subject to the following further qualifications, assumptions and limitations:
     (a) we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Underwriting Agreement (other than with respect to each Designated Selling Stockholder to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party (other than with respect to such Designated Selling Stockholder to the extent necessary to render the opinions set forth herein); and
     (b) we have assumed that the execution and delivery by each Selling Stockholder of the Underwriting Agreement and the performance by each Selling Stockholder of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which such Selling Stockholder or any of its properties is subject (except that we do not make the assumption set forth in this clause (i) with respect to the Liberty Certificate of Formation, the Liberty LLC Agreement, the Intelsat Certificate of Incorporation, the Intelsat Bylaws, the SVOF Certificate of Formation, the SVOF Operating Agreement, the SVEF Certificate of Formation, the SVEF Operating Agreement, the SVCP LP Certificate, the SVCP Partnership Agreement, the TOPV LP Certificate and the TOPV Partnership Agreement), (ii) any law, rule, or regulation

Exhibit B-3-5

to which any Selling Stockholder or any of their properties are subject (except that we do not make the assumption set forth in this clause (ii) with respect to General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and those laws, rules and regulations of the State of New York, the District of Columbia and those federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement, but without our having made any special investigation as to the applicability of any specific law, rule or regulation) and (iii) any judicial or regulatory order or decree of any governmental authority (except that we do not make the assumption set forth in this clause (iii) with respect to Applicable Orders).
     We do not express any opinion as to any laws other than (i) Applicable Laws and (ii) for the purposes of paragraph 7 below, solely the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “UCC”). Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     The opinion set forth in paragraph 7 is subject to the following qualifications:
     (a) As used herein, “notice of adverse claim” has the meaning set forth in Section 8-105 of the UCC and includes, without limitation, any adverse claim that the Representatives or any Underwriter would discover upon any investigation which such person has a duty, imposed by statute or regulation, to investigate.
     (b) Our opinion is limited to the financial asset consisting of the Firm Shares deposited in the Depository Trust Company (“DTC”) and we express no opinion whether or to what extent an adverse claim may be asserted against any security entitlement created by DTC in favor of Morgan Stanley & Co. Incorporated, as lead Representative for the Underwriters.
     (c) We note that pursuant to Section 8-111 of the UCC, a rule adopted by a clearing corporation, such as DTC, governing rights and obligations among the clearing corporation and its participants is effective even if the rule conflicts with the UCC and affects another party who does not consent to the rule and we express no opinion as to the effect of any such rule on the opinions expressed herein.

Exhibit B-3-6

     (d) We have assumed that the Firm Shares are “financial assets” as defined in Section 8-102(a)(9) of the UCC.
     (e) Our opinion set forth in paragraph 7 is limited to Article 8 of the UCC and we express no opinion on the laws of any other jurisdiction.
     Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:
     1. Each of Liberty, SVOF and SVEF has the limited liability company power and limited liability company authority to execute and deliver Underwriting Agreement and to consummate the transactions contemplated thereby.
     2. Intelsat has the corporate power and corporate authority to execute and deliver Underwriting Agreement and to consummate the transactions contemplated thereby.
     3. Each of SVCP and TOPV has the limited partnership power and limited partnership authority to execute and deliver Underwriting Agreement and to consummate the transactions contemplated thereby.
     4. The Underwriting Agreement has been duly authorized, executed and delivered by each Designated Selling Stockholder.
     5. The execution and delivery by the Designated Selling Stockholders of the Underwriting Agreement and the consummation by the Selling Stockholders of the transactions contemplated thereby, including the sale of the Firm Shares, will not (i) conflict with the Liberty Certificate of Formation, the Liberty LLC Agreement, the Intelsat Certificate of Incorporation, the Intelsat Bylaws, the SVOF Certificate of Formation, the SVOF Operating Agreement, the SVEF Certificate of Formation, the SVEF Operating Agreement, the SVCP LP Certificate, the SVCP Partnership Agreement, the TOPV LP Certificate or the TOPV Partnership Agreement or (ii) violate or conflict with, or result in any contravention of, any Applicable Law or any Applicable Order.
     6. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of the Underwriting Agreement by the Designated Selling Stockholders or the consummation by the Designated Selling Stockholders of the transactions contemplated thereby.
     7. An action based on an adverse claim to the financial asset consisting of 3,000,000 Firm Shares deposited in or held by DTC, whether such action is framed in conversion, replevin, constructive trust, equitable lien, or other

Exhibit B-3-7

theory, may not be successfully asserted against Morgan Stanley & Co. Incorporated,1 as lead Representative for the Underwriters, assuming that Morgan Stanley & Co. Incorporated, as lead Representative for the Underwriters, acquires security entitlements with respect to such Firm Shares from DTC and neither the Representatives nor any Underwriter has notice of any adverse claims with respect to such financial asset.
     This opinion is furnished only to you as representatives of the Underwriters and is solely for the Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires Securities or that seeks to assert your rights in respect of this opinion (other than an Underwriter’s successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).
     Very truly yours,

[1]	To be adjusted to reflect settlement mechanics.

Exhibit B-3-8

EXHIBIT B-4
FORM OF OPINION OF VON BRIESEN & ROPER, S.C.
March ___, 2010
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Credit Suisse Securities (USA) LLC
     as Representatives of the several Underwriters
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
     Re:   ViaSat, Inc. — NRTC Authority Opinion
Ladies and Gentlemen:
     We have acted as special counsel to National Rural Telecommunications Cooperative, a District of Columbia cooperative corporation (referred to herein as “NRTC”) in connection with that certain Underwriting Agreement, dated March      , 2010 (the “Underwriting Agreement”), between you, as representatives of the several Underwriters named therein (the “Underwriters”), ViaSat, Inc. (the “Company”), NRTC and the other Selling Stockholders named in Schedule I thereto, pertaining to the sale by NRTC and the other Selling Stockholders named in Schedule I thereto to the Underwriters of an aggregate of 3,000,000 shares of common stock, par value $0.0001, of the Company (the “Firm Shares”), and up to an additional 450,000 shares of common stock, par value $0.0001, of the Company (the “Option Shares”) at the Underwriters’ option to cover over-allotments. The Firm Shares and the Option Shares shall be collectively referred to as the “Shares.”
     This opinion is being furnished to you in accordance with Section 6(f) of the Underwriting Agreement.
     In rendering the opinions set forth below, we have examined and relied on originals or copies of the following:
     (a) an executed copy of the Underwriting Agreement;
     (b) the Certificate of Incorporation of NRTC, as certified by the Superintendent of Corporations of the Government of the District of Columbia (the “NRTC Certificate of Incorporation”);

Exhibit B-4-1

     (c) the Certificate of Amendment of NRTC, as certified by the Superintendent of Corporations of the Government of the District of Columbia (the “NRTC Certificate of Amendment”);
     (d) the Bylaws of NRTC, as certified by [Secretary Name], Secretary-Treasurer of NRTC (the “NRTC Bylaws”);
     (e) a resolution of the Board of Directors of NRTC, adopted September 17, 2009, as certified by Luis Reyes, Secretary-Treasurer of NRTC; and
     (f) NRTC Board Policy No 14, effective May 2007 as certified by Randy Houdek, Secretary-Treasurer of NRTC.
     The above documents are sometimes collectively referred to hereinafter as the “Documents.”
     For purposes of rendering the opinions stated herein, we have also examined originals or copies of other corporate documents and records, and other certificates and instruments, as we have deemed necessary as the basis for the opinions expressed below. As to questions of fact material to such opinions, we have, without independent investigation, relied solely upon representations, warranties and certifications contained in the Documents. We have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation was not undertaken by us.
     For purposes of this opinion, we have assumed, with your permission, that all items submitted to us as originals are authentic and all signatures thereon are genuine; all items submitted to us as copies conform to the originals; all items submitted to us as unexecuted drafts have been submitted to us in final form and have been or shall be executed substantially in the form provided and without revision; all natural persons, including persons acting on behalf of any business entity, are legally competent; and each such item has been duly executed and delivered by each party (other than NRTC), has been duly authorized by each party (other than NRTC) and constitutes each party’s (other than NRTC’s) legal, valid and binding obligations.
     Based upon and subject to the assumptions, limitations, qualifications and exclusions stated herein, we are of the opinion that:
     1. NRTC is a corporation duly organized and validly existing in accordance with the provisions of the District of Columbia Cooperative Associations Act, and is in active status under the laws of that jurisdiction.

Exhibit B-4-2

     2. The Underwriting Agreement has been duly authorized, executed and delivered by NRTC.
     3. The execution and delivery by NRTC of, and the performance by NRTC of its obligations under, the Underwriting Agreement will not contravene any provision of applicable law, the NRTC Certificate of Incorporation, the NRTC Certificate of Amendment or the NRTC Bylaws.
     4. NRTC has the legal right and corporate power, and all authorization and approval required by law, to enter into the Underwriting Agreement and to sell, transfer and deliver the Shares to be sold by NRTC, or a security entitlement in respect of such Shares.
     The opinions set forth above are subject to the following qualifications, limitations, exclusions and assumptions:
     A. The opinions set forth in Paragraph 1 above are based solely upon a Good Standing Certificate from the Government of the District of Columbia Department of Consumer and Regulatory Affairs dated March 24, 2010.
     B. Our opinions above are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance or transfer, equitable subordination, reorganization, moratorium, bulk transfer or similar laws affecting creditors’ rights generally and to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and by limitations on the availability of specific performance, injunctive relief or other equitable remedies.
     C. The author of this opinion is a member of the Bar of the District of Columbia, and the opinions expressed herein are based upon and limited exclusively to the laws of that jurisdiction and the Federal laws of the United States of America.
     D. For purposes of this opinion, “delivery” means the provision of executed documents by an officer of NRTC. We do not render any opinion on the delivery of any documents by any other party the delivery of which is a condition precedent to the effectiveness of the Underwriting Agreement.
     E. Whenever we indicate that our opinion with respect to the existence or absence of a fact is “to our knowledge” or the like, our opinion is, with your permission, based solely upon the current awareness of facts and other information of the attorneys currently with our firm who have represented NRTC in connection with the transactions contemplated by the Underwriting Agreement.

Exhibit B-4-3

     The opinions expressed herein shall be effective only as of the effective date of this opinion letter. We do not assume responsibility for updating this opinion letter as to any date subsequent to the date of this opinion letter, and assume no responsibility for advising you of any changes with respect to any matters described in this opinion letter that may occur subsequent to the date of this opinion letter or from the discovery subsequent to the date of this opinion letter of information not previously known to us pertaining to events occurring prior to the date of this opinion letter.
     This opinion is furnished to you solely in connection with the transaction described above and may not be relied upon by anyone other than you as of the date of this letter and may be relied upon only in connection with this transaction. This opinion may not be used or relied upon by or copied, published or communicated to any part for any purpose whatsoever without our prior written approval in each instance, except as may be required by any court or other governmental or regulatory authority in connection with any litigation or other proceeding to which this opinion letter may be relevant.
     Very truly yours,

Exhibit B-4-4

EXHIBIT B-5
FORMS OF OPINION AND 10B-5 STATEMENT OF DAVIS POLK & WARDWELL LLP
March [31], 2010
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010
As Managers for the several Underwriters named in
Schedule II to the Underwriting Agreement referred to below
Ladies and Gentlemen:
     We have acted as counsel for you and the other several Underwriters named in Schedule II to the Underwriting Agreement dated March 25, 2010 (the “Underwriting Agreement”) with ViaSat, Inc., a Delaware corporation (the “Company”) and the selling stockholders named in Schedule I thereto (the “Selling Stockholders”), under which you and such other Underwriters have severally agreed to purchase from the Company and the Selling Stockholders an aggregate of [•] shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company, of which [•] shares are to be issued and sold by the Company and [•] shares are to be sold by the Selling Stockholders.
     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.
     We have also participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-165606) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated March 22, 2010

Exhibit B-5-1

relating to the Shares and the prospectus supplement dated March [25], 2010 relating to the Shares (the “Prospectus Supplement”), and have reviewed the Incorporated Documents. The registration statement became effective under the Act upon the filing of the registration statement with the Commission on March 22, 2010 pursuant to Rule 462(e). The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated March 22, 2010 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Shares (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Shares under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”
     We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Underwriters and submitted for our examination.
     Based upon the foregoing, we are of the opinion that:
     1. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.
     2. The Shares to be sold by the Company have been duly authorized and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid and non assessable, and the issuance of such Shares is not subject to any preemptive or, to our knowledge, other similar rights.
     We have considered the statements included in the Prospectus under the captions Description of Capital Stock” and “Underwriting” insofar as they summarize provisions of the certificate of incorporation and by-laws of the Company and the Underwriting Agreement. In our opinion, such statements fairly summarize these provisions in all material respects.
     We are members of the Bars of the States of New York and California and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the Company, the Underwriting Agreement or Shares or such transactions solely because such law, rule or regulation is part of a

Exhibit B-5-2

regulatory regime applicable to any party to the Underwriting Agreement or any of its affiliates due to the specific assets or business of such party or such affiliate.
     This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without our prior written consent.
     Very truly yours,

Exhibit B-5-3

March [31], 2010
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
Merrill Lynch, Pierce, Fenner & Smith Incorporated
One Bryant Park
New York, NY 10036
Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010
As Managers for the several Underwriters named in
Schedule II to the Underwriting Agreement referred to below
Ladies and Gentlemen:
     We have acted as counsel for you and the other several Underwriters named in Schedule II to the Underwriting Agreement dated March 25, 2010 (the “Underwriting Agreement”) with ViaSat, Inc., a Delaware corporation (the “Company”) and the selling stockholders named in Schedule I thereto (the “Selling Stockholders”), under which you and such other Underwriters have severally agreed to purchase from the Company and the Selling Stockholders an aggregate of [• ] shares (the “Shares”) of common stock, par value $0.0001 per share, of the Company, of which [• ] shares are to be issued and sold by the Company and [• ] shares are to be sold by the Selling Stockholders.
     We have also participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-165606) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated March 22, 2010 (the “Preliminary Prospectus Supplement”) relating to the Shares and the prospectus supplement dated March [25], 2010 relating to the Shares (the “Prospectus Supplement”), and have reviewed the Incorporated Documents. The registration statement became effective under the Act upon the filing of the registration statement with the Commission on March 22, 2010 pursuant to Rule 462(e). The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is

Exhibit B-5-4

hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated March 22, 2010 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the information set forth in Schedule III to the Underwriting Agreement for the Shares are hereinafter called the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Shares (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Shares under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”
     We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Underwriters and submitted for our examination.
     The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the captions “Description of Capital Stock” and “Underwriting”). However, in the course of our acting as counsel to you in connection with the preparation of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

Exhibit B-5-5

     On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:
(i)	the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)	nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Shares:
(a)	on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)	at 10:00 P.M New York City time on March 25, 2010, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)	the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.
This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This letter may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Shares from the several Underwriters) or furnished to any other person without our prior written consent.

Exhibit B-5-6